EXHIBIT 23.2



The Board of Directors
Abigail Adams National Bancorp, Inc.


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 1997 included (or incorporated by reference) in Abigail Adams National Bancorp's Form S-8 for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP


Washington, D.C.
February 27, 1998











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